Hexion Inc. 180 East Broad Street Columbus, OH 43215 hexion.com	NEWS RELEASE

FOR IMMEDIATE RELEASE

Hexion Holdings Completes Sale of Epoxy Businesses to Westlake Chemical

COLUMBUS, Ohio - (February 1, 2022) - Hexion Holdings Corporation (“Hexion” or the “Company”) today announced that it has completed the sale of its epoxy-based Coatings and Composite businesses, which includes the epoxy specialty resins and base epoxy resins and intermediates product lines (together, the “Epoxy Business”) for approximately $1.2 billion to Westlake Chemical Corporation (NYSE: WLK).

Commenting on the transaction, Craig Rogerson, Chairman, President and Chief Executive Officer, said: “We are pleased to complete the sale of our Epoxy Business as part of our strategic efforts to maximize value for our shareholders and take actions that are in the best interests of all of our stakeholders. On behalf of everyone at Hexion, I would like to thank the epoxy team again for their many contributions and I am confident they will have continued success with Westlake as Epoxy's new owner.”

With the completion of the transaction, Hexion consists of the Company’s existing Adhesives and Versatic™ Acids and Derivatives product lines. Hexion plans to continue to build on its strong momentum, driven primarily by strong new residential construction and remodeling demand in North America, continued capacity expansion progress and gains from innovative new products, as well as the need for more sustainable building and coatings materials.

Also, as previously announced in December 2021, Hexion Holdings entered into a definitive agreement to be acquired by affiliates of American Securities LLC for $30.00 per share in cash. The closing of this transaction is conditioned upon the closing of the sale of the Epoxy business to Westlake Chemical Corporation and shareholder approval, which are both now complete, as well as regulatory approvals and satisfaction of other customary closing conditions. The acquisition is expected to close in the first half of 2022.

Forward Looking Statements
Certain statements in this press release are forward-looking statements within the meaning of and made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In addition, our management may from time to time make oral forward-looking statements. All statements, other than statements of historical facts, are forward-looking statements. Forward-looking statements may be identified by the words “believe,” “expect,” “anticipate,” “project,” “might,” “plan,” “estimate,” “may,” “will,” “could,” “should,” “seek” or “intend” and similar expressions. Forward-looking statements reflect our current expectations and assumptions regarding our business, the economy and other future events and conditions and are based on currently available financial, economic and competitive data and our current business plans. Actual results could vary materially depending on risks and uncertainties that may affect our operations, markets, services, prices and other factors as discussed in the Risk Factors section of our filings with the Securities and Exchange Commission (the “SEC”). While we believe our assumptions are reasonable, we caution you against relying on any forward-looking statements as it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, a weakening of global economic and financial conditions, interruptions in the supply of or increased cost of raw materials, the loss of, or difficulties with the further realization of, cost savings in connection with our strategic initiatives, the impact of our indebtedness, our failure to comply with financial covenants under our credit facilities or other debt, pricing actions by our competitors that could affect our operating margins, changes in governmental regulations and related compliance and litigation costs and the other factors listed in the Risk Factors section of our SEC filings. For a more detailed discussion of these and other risk factors, see the Risk Factors section of our most recent filings made with the SEC. All forward-looking statements are expressly qualified in their entirety by this cautionary notice. The forward-looking statements made by us speak only as of the date on which they are made. Factors or events that could cause our actual results to differ may emerge from time to time. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

About the Company
Based in Columbus, Ohio, Hexion is a global leader in thermoset resins. Hexion serves the global adhesive, coatings, and industrial markets through a broad range of thermoset technologies, specialty products and technical support for customers in a diverse range of applications and industries. Additional information about Hexion and its products is available at www.hexion.com.

About Westlake
Westlake is a global manufacturer and supplier of materials and innovative products that enhance life every day. Headquartered in Houston, we provide the building blocks for vital solutions — from building products and infrastructure materials, to packaging and healthcare products, to automotive and consumer goods. For more information, visit the company's web site at www.westlake.com.

Hexion Media and Investor Contact:
John Kompa
+1 614-225-2223
john.kompa@hexion.com

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